Q1 2025 Results & Business Update

SOLUNA HOLDINGS

NASDAQ:SLNH

May 2025



Preamble

The following content is completely qualified by the legal disclosures on the slide following this one.

Our goal is to share with you some of our strategic thinking and financial analysis we are using to guide the growth of our business.

The content is in line with our principles of being accountable and transparent with shareholders.

We operate in a hyper dynamic economic environment. That's a fancy way of saying things change quickly. What we are telling you here is based on our estimates and assumptions which are our best guess. We reserve the right to revise our point of view based on new information and changes in the business environment.

Despite an uncertain, dynamic environment, we must plan and make operating and investment decisions. This presentation lays some of that out for your review.

Legal Disclosure & Disclaimer

This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act that reflect our current views with respect to, among other things, our operations, business strategy, interpretation of prior development activities, plans to develop and commercialize our products and services, potential market opportunity, financial performance and needs for additional financing. We have used words like "anticipate," "believe," "could," "estimate," "expect," "future," "intend," "may," "plan," "potential," "project," "will," and similar terms and phrases to identify forward-looking statements in this presentation.

The forward-looking statements contained in this presentation are based on management's current expectations and are subject to substantial risks, uncertainty and changes in circumstances. Actual results may differ materially from those expressed by these expectations due to risks and uncertainties, including, among others, those related to our ability to obtain additional capital on favorable terms to us, or at all, the success, timing and cost of ongoing or future operations, the lengthy and unpredictable nature of the project development, and technology process and businesses in which we currently engage or may engage.

These risks and uncertainties include, but may not be limited to, those described in our filings with the SEC. Forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to review or update any forward-looking statement except as may be required by applicable law.

The material in this presentation has been prepared by Soluna and is general background information about Soluna's activities, current as at the date of this presentation and is provided for information purposes only. It should be read in conjunction with Soluna's periodic and continuous disclosure announcements filed with the Securities and Exchange Commission. This presentation provides information in summary form only and is not intended to be complete. Soluna makes no representation or warranty, express or implied, as to the accuracy, completeness, fairness or reliability of any of the information, illustrations, examples, opinions, forecasts, reports, estimates and conclusions contained in this presentation. It is not intended to be relied upon as advice or a recommendation to investors or potential investors and does not take into account the investment objectives, financial situation, taxation situation or needs of any particular investor. Due care and consideration should be undertaken when considering and analyzing Soluna's future performance and business prospects. THIS PRESENTATION IS NOT INTENDED TO SERVE AS A FORECAST OF ANY SUCH FUTURE PERFORMANCE OR PROSPECTS. An investor must not act on any matter contained in this document but must make its own assessment of Soluna and conduct its own investigations and analysis. Investors should assess their own individual financial circumstances and consider talking to a financial adviser, professional adviser or consultant before making any investment decision. This document does not constitute an offer, invitation, solicitation or recommendation with respect to the purchase or sale of any security in Soluna nor does it constitute financial product advice. This document is not a prospectus, product disclosure statement or other offer document under United States federal or state securities law or under any other law. This document has not been filed, registered or approved by regulatory authorities in any jurisdiction.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, and third-party studies. Although we believe that the publications, reports, and studies are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

Any projection, forecast, estimate or other "forward-looking" statement in this presentation only illustrates hypothetical performance under specified assumptions of events or conditions that have been clearly delineated herein. Such projections, forecasts, estimates or other "forward-looking" statements are not reliable indicators of future performance. Hypothetical or illustrative performance information contained in these materials may not be relied upon as a promise, prediction or projection of future performance and are subject to significant assumptions and limitations. In addition, not all relevant events or conditions may have been considered in developing such assumptions. READERS OF THIS DOCUMENT SHOULD UNDERSTAND THE ASSUMPTIONS AND EVALUATE WHETHER THEY ARE APPROPRIATE FOR THEIR PURPOSES. SOME EVENTS OR CONDITIONS MAY NOT HAVE BEEN CONSIDERED IN SUCH ASSUMPTIONS. ACTUAL EVENTS OR CONDITIONS WILL VARY AND MAY DIFFER MATERIALLY FROM SUCH ASSUMPTIONS. READERS SHOULD UNDERSTAND SUCH ASSUMPTIONS AND EVALUATE WHETHER THEY ARE APPROPRIATE FOR THEIR PURPOSES. This presentation may include figures related to past performance or simulated past performance as well as forecasted or simulated future performance. Soluna disclaims any obligation to update their views of such risks and uncertainties or to publicly announce the results of any revision to the forward-looking statements made herein.

Use of Projections and Illustrations - this presentation contains certain financial forecasts and illustrations. Neither Soluna's nor Soluna's independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation. The material in this presentation is for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

In addition to figures prepared in accordance with GAAP, Soluna from time to time presents alternative non-GAAP performance measures, e.g., EBITDA, adjusted EBITDA, adjusted net profit/loss, adjusted earnings per share, free cash flow, both on a company basis and on a project-level basis. Project level measures may not take into account a full allocation of corporate expenses. These measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Alternative performance measures are not subject to GAAP or any other generally accepted accounting principle. Other companies may define these terms in different ways. See our annual report on Form 10-K for the year ended December 31, 2024 for an explanation of how management uses these measures in evaluating its operations.

Company & Opportunity Overview

AI is the fastest growing technology today, with **exponentially growing demand for compute** and a corresponding insatiable demand for power and data center availability.

Clean energy goes to waste due to curtailment and there's a critical shortage of power for AI, HPC, and Bitcoin mining. **Soluna bridges this gap** - unlocking stranded renewable energy and turning it into scalable computing power.

Co-locating data centers **behind the meter** at renewable power generation enables us to bypass long interconnection queues, improve power economics, and **accelerate time-to-market.**

Our mission is to make renewable energy a global superpower using computing as a catalyst.
We develop and operate digital infrastructure that taps into a growing global opportunity: the convergence of renewable energy and High Performance Computing (HPC). We call this model Renewable Computing™.


Operational Highlights
Q1 2025

Soluna Highlights [1]

INSTALLED HASHRATE

2.9 EH/s [2]

MW MANAGED

75 MW ▸ ~698 MW [3]

2025 Q1 REVENUE

$5.9 Million

AVERAGE POWER COST

$35 / MWh [4]

CURTAILED ENERGY MONETIZED

140,812 MWh

GROWTH EQUITY LINE

$25 Million

EMPLOYEES

54

POWER DEVELOPMENT PIPELINE

~2.6 GW

AVERAGE J / TH/s

<23 J / TH/s [4]

(1) As of March 31st 2025 unless otherwise noted
(2) Includes a mix of Prop Miners and Hosted Miners. Dorothy 1A transitioned customers, the individual slides will not total to 2.9 EH/s, 2.9 EH/s after customer transition in Q1 2025.
(3) Sophie (25 MW - operational) + Dorothy 1 (50MW - operational) + Dorothy 2 (48 MW – Construction) + Grace (2 MW - In Development) + Kati (166 MW – In Development) + Rosa (187MW - In Development) + Ellen (100MW - In Development) + Hedy (120MW - In Development), amounts are approximate
(4) 3-month average (January 2025 - March 2025)

2025 Corporate Focus

Develop AI

Form partnerships to harness the value of our considerable and growing pipeline by developing AI/HPC data center joint ventures. Building governance, advisory and employee AI/HPC expertise in support of expected growth strategy.

Optimize Projects

Energize Project Dorothy 2. And enhancing the profitability, operational efficiency, and customer mix of our operating data centers, while improving overall customer satisfaction.

Capital Formation

Pursuing financing opportunities to support key growth initiatives, including Projects Kati and Rosa. Leveraging strength of project cash flows to refinance and/or pull forward value of existing projects and to deploy debt financing in new projects.

Grow Pipeline

Increasing the number of curtailment assessments completed with power partners, advancing more projects to shovel-ready status, and executing additional project term sheets.

Sophie Highlights

1

Achieved +16% Hashrate improvement from 1Q24 to 1Q25.

2

Changed mix of customers to achieve better performance and profitability.

3

Three-week unplanned partial outage due to weather impact to substation.

4

Project refinanced with Galaxy Debt to invest in new projects.



Dorothy 1A Highlights

1

Migrated 20 MW (of 25 MW) of customers from a volumetric pricing model to a profit share model.

2

Changed mix of customers to achieve better performance and long term profitability.

3

One week shutdown to facilitate interconnection of Dorothy 2 electrical infrastructure.



Dorothy 1B Highlights

1

Paid off, on time, in full, Navitas project-level term loan.

2

One week shutdown to facilitate interconnection of Dorothy 2 electrical infrastructure.

3

Resilient miner performance following winter storm.



Dorothy 2 Highlights

1

On track for commissioning of the first of 3 phases (16 MW) during May 2025.

2

About one-third (⅓) of site capacity sold or under signed term sheet.

3

Initial customer machine deployments are in progress.



Our Accomplishments in Q1 2025

Business Milestones

- Secured $5 Million in Non-Dilutive Debt Financing from Galaxy Digital
- Full conversion of Convertible Notes outstanding in late 2024, to zero balance.
- Exited HPE Partnership
- Received Second Patent Award

Project Milestones

- 166 MW Project Kati land secured
- 48 MW Dorothy 2 began steps to energize and ramp
- 187 MW Project Rosa land secured
- 120 MW Project Hedy term sheet signed
- 100 MW Project Ellen term sheet signed
- Long term pipeline now 2.6GW
- 140,812 MWh of curtailed energy monetized

Our Data Center Projects

We have over 698 MW of data center capacity in operation, construction or development

Project	Location	Power Source	Size (MW)	Model	Status	Partner
Dorothy 1A	TX	Wind	25	BTC Hosting	Operating	Spring Lane
Dorothy 1B	TX	Wind	25	BTC Mining	Operating	Navitas
Sophie	KY	Grid	25	BTC Hosting	Operating	N/A
Dorothy 2	TX	Wind	48	BTC Hosting	Construction	Spring Lane
Grace	TX	Wind	2	AI Hosting	Development	TBD
Kati	TX	Wind	166	BTC Hosting / AI	Development	TBD
Rosa	TX	Wind	187	BTC Hosting / AI	Development	TBD
Hedy	TX	Wind	120	BTC Hosting / AI	Development	TBD
Ellen	TX	Wind	100	BTC Hosting / AI	Development	TBD



Q2 Roadmap



- Energize Phase 1 (16 MW) of Dorothy 2
- Pipeline expansions and new project announcements
- Project-level Capital Formation Progress
- New Dorothy 2 customer announcements
- Attend Bitcoin 2025 for Customer Development Activities
- Development work kickoffs on Projects Rosa, Hedy and Ellen



Financial Highlights

YoY Revenue and Gross Profit Drivers

BTC Halving and Hashprice

BTC halving and hashprice lowered Revenue and Gross Profit.

Profit Share Shift

Switch to Profit Share contracts at Project Dorothy 1A resulted in lower revenue, offset by a decrease in power costs. The net is no impact on gross profit.

Outages

Strong operating performance was partially offset by an unplanned outage at Project Sophie and planned outages related to Project Dorothy 2 energization and customer change outs.

Demand Response

Lower Demand Response Services revenue driven by an increased participation rate within ERCOT.

Bitcoin Hosting
Contract Models

Profit Share -- Power pass-through + Opex passthrough + BTC profit share + service fees

Volumetric -- Fixed price on $/kWh + services fees.

Financial Driver	**Volumetric**	**Profit Share**
Hashprice up	no impact	gross profit up
Hashprice down	no impact	gross profit down
Electricity up	gross profit down	gross profit down
Electricity down	gross profit up	gross profit up
Electricity in Revenue & Cost?	Yes	No
Gross Profit capped?	**Yes**	**No**

Bitcoin Hosting
Contract Mix Shift



2024
25MW
25MW
Q1 2025
45MW
5MW
Profit Share
Volumetric

Revenue / Profit Potential

BTC Halving and Hashprice

Revenue and Gross Profit were negatively impacted by two key BTC drivers:

1

BTC halving sharply reduced hashprice in April 2024, as expected.

2

Hashprice volatility dipped to $45/PH during 1Q25. Starting to recover in 2Q25.

Our exposure to hashprice movements is partially mitigated by our commercial model mix - with key exposure being:

1

25MW of proprietary mining at Dorothy 1B

2

45MW of profit share hosting at Dorothy 1A and Sophie



8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
-1,000
-2000
100
90
80
70
60
50
40
30
20
10
0
Q1 24
Q2 24
Q3 24
Q4 24
Q1 25
Gross Profit
Hashprice
BTC price

Planned and Unplanned Outages **Offset by Strong Operations**

Operations at Projects Sophie and Dorothy continued to deliver strong results that resulted in increased hash rate at both sites, partially offset by 3 key drivers:



Sophie

Unplanned Outage

3-week partial outage due weather damage to its substation. The Ops team at Sophie partially restored power within 1 week, reaching 50% capacity soon after. Substation outage resulted in lost Revenue and Gross Profit of $0.2 million.

Customer

Change Outs

Routine maintenance of our customer mix resulted in turnover of a significant portion of our customer hosting volume which resulted in a loss of Revenue of $0.8 million.



Dorothy

Planned Outage

Project Dorothy 2 required Dorothy 1A and 1B to de-energize while interconnections between the new facility and the existing substation were made. This outage was completed ahead of schedule but resulted in a loss of Revenue of $0.3 million and Gross Profit of $0.2 million.

Revenue by Quarter
(Consolidated)

2024-25
(in 000's)

Decrease in YoY Revenue in Q1 25 of $6.6 million, to $5.9M vs $12.5M in Q1 24, primarily due to BTC halving, decrease in hashrate.

Decrease in QoQ Revenue in Q1 25 of $2.3 million vs. Q4 24. This is mainly due to a D1A contract change from fixed fee to profit share and associated ramp of new customers.



$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$12,549
$9,675
$7,525
$8,272
$5,936
Q1 24
Q2 24
Q3 24
Q4 24
Q1 25
2024
2025

Q1 YoY Revenue Bridge

$ in 000's

Q1 2025 Revenue is $5.9 million - a **decline** due to four factors:

1. BTC halving and subsequent hashprice volatility ($3.9 million).
2. Change in commercial model mix to more Profit Sharing (fully offset in cost of revenue for no Gross Profit impact; one-time impact ($1.1 million).
3. Data center downtime related to weather and customer change out, partially offset by strong operational performance ($1.2 million).
4. Lower Demand Response Services driven by increased participation rate within ERCOT ($0.4 million).



$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$12,549
$3,914
$1,096
$846
$368
$349
$40
$5,936
Q1 24
Halving / Hashprice
Dorothy 1A Contract Type Change
Customer On- / Off-Ramping
Demand Response Service
Substation Outages
Other
Q1 25

Gross Profit by Quarter
(Excluding Project ADA / Cloud)

2024-25
(in 000's)

Q1 2025 Gross Profit declined by $5.7 million, driven by the following factors:

1. BTC halving and subsequent hashprice volatility ($3.9 million).
2. Data center downtime related to weather and customer change out, partially offset by strong operational performance ($1.2 million).
3. Lower Demand Response Services driven by increased participation rate within ERCOT ($0.4 million).



$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$6,934
$4,110
$1,494
$2,561
$1,152
Q1 24
Q2 24
Q3 24
Q4 24
Q1 25

Q1 YoY Gross Profit Bridge
(Excluding Project ADA / Cloud)

$ in 000's

Q1 2025 Gross Profit is $1.2 million, compared to the $6.9 million in Q1 2024. Variables that impacted Q1 revenue include Bitcoin halving, increased variable costs, site inefficiencies from planned Dorothy construction and unplanned Sophie substation outage, and Dorothy 1A customer movement from hosting to proprietary.



$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$6,934
$3,914
$33
$846
$368
$349
$272
$1,152
Q1 24
Halving / Hashprice
Dorothy 1A Contract Type Change
Customer On- / Off-Ramping
Demand Response Service
Substation Outages
Other
Q1 25

General & Administrative Q1 24 vs. Q1 25

2024-25
(in 000's)

Stock Based Compensation had an increase of approximately $1.1 million.

Professional fees increased approximately $0.8 million in relation to legal fees associated with registration of the SEPA and other SEC regulatory and compliance matters, as well as consulting and business development.



$7
$6
$5
$4
$3
$2
$1
$0
$4.0
$0.8
$1.1
$5.9
Q1 24 G&A
Professional Fees
Stock Comp
Q1 25 G&A

Adjusted EBITDA by Quarter

2024-25
(in 000's)

Q1 2025 adjusted EBITDA of ($1.6 million) compared to the Q1 2024 adjusted EBITDA of $5.1 million, decreased by $6.6 million driven by Bitcoin halving, hashprice, site outages, lower DRS revenue and higher professional fees expenses.

Q1 2025 adjusted EBITDA of ($1.6 million) is $0.9 million improved over Q4 2024, primarily driven by the termination of Project Ada/Cloud HPE contract and associated mitigation of expense, and also the above hashprice and outage drivers.


$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
($1,000)
($2,000)
($3,000)
($4,000)
$5,147
$1,797
($3,482)
($2,519)
($1,648)
Q1 24
Q2 24
Q3 24
Q4 24
Q1 25

Q1 YoY Adj EBITDA Bridge

$ in 000's

Q1 2025 Adj EBITDA is ($1.7 million), compared to the $5.2 million in Q1 2024, driven primarily by Bitcoin halving in April 2024 and hashprice volatility, unplanned outage at Project Sophie, planned outages related to Project Dorothy 2 energization and customer change outs, and professional fees including legal costs related to SEPA and compliance costs.



$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
($1,000)
($2,000)
$5,147
$3,914
$33
$846
$368
$349
$832
$467
($1,648)
Q1 24
Halving / Hashprice
Dorothy 1A Contract Type Change
Customer On- / Off-Ramping
Demand Response Service
Substation Outages
Professional Fees
Other
Q1 25

Revenue & Cost of Revenue by Project Site

Q1 2025
(in 000's)

	Digital					Cloud	
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Digital Subtotal	Project Ada	Total
Cryptocurrency mining revenue	$ 2,999	$ -	$ -	$ -	$ 2,999	$ -	$ 2,999
Data hosting revenue	-	1,371	1,031	-	2,402	-	2,402
High-performance computing service revenue	-	-	-	507	507	-	507
Demand response services	-	-	-	-	-	28	28
Total revenue	**2,999**	**1,371**	**1,031**	**507** 0	**5,908**	**28**	**5,936**
Cost of cryptocurrency mining, exclusive of depreciation	$ 1,954	$ -	$ -	$ -	$ 1,954	$ -	$ 1,954
Cost of data hosting revenue, exclusive of depreciation	-	885	372	70	1,327	-	1,327
Cost of high-performance computing service revenue	-	-	-	-	-	7	7
Cost of cryptocurrency mining revenue- depreciation	1,074	-	-	-	1,074	-	1,074
Cost of revenue- depreciation	-	295	106	-	401	-	401
Total cost of revenue	**$ 3,028**	**$ 1,180**	**$ 478**	**$ 70**	**$ 4,756**	**$ 7**	**$ 4,763**
Gross Profit	**$ (29)**	**$ 191**	**$ 553**	**$ 437**	**$ 1,152**	**$ 21**	**$ 1,173**

Revenue & Cost of Revenue by Project Site

Q1 2024
(in 000's)

	Digital					Cloud	
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Digital Subtotal	Project Ada	Total
Cryptocurrency mining revenue	$ 6,396	$ -	$ -	$ -	$ 6,396	$ -	$ 6,396
Data hosting revenue	-	3,542	1,736	-	5,278	-	5,278
High-performance computing service revenue	-	-	-	-	-	-	-
Demand response services	-	-	-	875	875	-	875
Total revenue	**6,396**	**3,542**	**1,736**	**875 0**	**12,549**	**-**	**12,549**
Cost of cryptocurrency mining, exclusive of depreciation	$ 1,841	$ -	$ -	$ -	$ 1,841	$ -	$ 1,841
Cost of data hosting revenue, exclusive of depreciation	-	1,737	514	-	2,251	-	2,251
Cost of high-performance computing services	-	-	-	-	-	-	-
Cost of revenue- depreciation	1,084	284	150	5	1,523	-	1,523
Total cost of revenue	**$ 2,925**	**$ 2,021**	**$ 664**	**$ 5**	**$ 5,615**	**$ -**	**$ 5,615**
Gross Profit	**$ 3,471**	**$ 1,521**	**$ 1,072**	**$ 870**	**$ 6,934**	**$ -**	**$ 6,934**

Illustrative Hosting MW and Revenue Ramps


MW Hosting Capacity
200
150
100
50
0
historical
projected
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25
2Q 25
3Q 25
4Q 25
1Q 26
2Q 26
3Q 26
4Q 26


Revenue
$20M
$15M
$10M
$5M
$0
historical
projected
1Q 24
2Q 24
3Q 24
4Q 24
1Q 25
2Q 25
3Q 25
4Q 25
1Q 26
2Q 26
3Q 26
4Q 26

- Operational Bitcoin hosting capacity (in MW) expected to ramp to >200 MW by end of 2026.
- Includes currently operational Dorothy 1A, Dorothy 1B and Sophie, plus assumption of fully operational Dorothy 2, and Kati.

- Indicative analysis assumes flat Revenue per MW of ~$96k applied to 2Q25 through 4Q26.
- If >200 MW are energized by the end of 2026, this could yield a run rate of ~$20 million Revenue per quarter.

NOTE: $/MW of Revenue calculated as average of 3Q24 through 1Q25 (~$96k), applied to projected MW of operational BTC facility. Indicative analysis for purposes of showing a potential revenue growth scenario if projects are completed on the expected timeline. The numbers provided above are illustrative only. The timeline may not be achieved and Revenues may not be as indicated due to a variety of factors. For additional information regarding the risks and uncertainties that could materially adversely affect our business, financial condition and operating results, see the Legal Disclosure & Disclaimer listed above and the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024.



Company Overview

We are driving the convergence of renewable energy & advanced computing infrastructure.

Up to 40% of generated energy goes unused. Soluna aims to convert this excess unused energy into high performance computing, turning wasted power into value.


Renewable Energy has a wasted energy problem.
To reach its full potential AI needs a sustainable energy source.
RENEWABLE COMPUTING

Source: Soluna Curtailment Assessments of IPPs in Pipeline. Curtailment estimates from ISO/RTO websites. Wood Mackenzie.

All forms of renewable energy are growing faster than ever.



GW
12,000
6,000
0
2022
2023
2024
2025E
2026E
2027E
2028E
2029E
2030E

Source: IEA data - https://www.iea.org/reports/renewables-2024/executive-summary



RENEWABLE ENERGY HAS A WASTED ENERGY PROBLEM

30-40%

of energy produced by renewable plants goes unused.

Source: Soluna Curtailment Assessments of IPPs in Pipeline. Curtailment estimates from ISO/RTO websites. Wood Mackenzie.



Storage is not yet sufficiently scalable...



Transmission upgrades face too many challenges & take too long...



Computing is ready now.

AI HAS AN ENERGY CONSUMPTION CHALLENGE

AI energy demand is growing exponentially

Each step increase in the power of AI models requires an exponential increase in energy consumption just for training.



10-20 GWh
1 GWh
ChatGPT-3
GPT-4
Training Time

Source:
https://mpost.io/gpt-4s-leaked-details-shed-light-on-its-massive-scale-and-impressive-architecture/

AI IS REQUIRING MORE AND MORE POWER

The energy required to run AI tasks is already accelerating with an annual growth rate between 26% and 36%

This means by 2028, AI could be using more power than the entire country of Iceland used in 2021



Dennard-Scaling Era
Multicore Era
Deep Learning Era
Deep Learning
Hardware Performance
10^{10}
10^{8}
10^{6}
10^{4}
10^{2}
10^{0}
10^{-2}
1985
1990
1995
2000
2005
2010
2015
2020

Source: The Computational Limits of Deep Learning, Thompson N et Al - 2022

The Lifecycle of AI

Gen AI is batchable: Parts of the Generative AI lifecycle are perfect computing applications for co-location with renewable power plants, because they are inherently batchable.

Batchable process

Real-time process

Training

A new model is created from scratch by learning from a large corpus of text. The phase requires the largest number of resources. For example, an iteration of OpenAI's GPT-3 was trained on 10,000 NVIDIA V100 GPUs for 15 days.

Fine Tuning

A pre-trained model is trained further on a smaller, task-specific dataset. This phase is where customers may take an off-the-shelf pre-trained model ad fine-tune it to their proprietary information.

Inferencing

Using a pre-trained model to generate predictions or outputs based on input data. This is 'using' the AI, such as when ChatGPT gives a response, or Stable Diffusion generates an image.



Soluna operates data centers co-located with renewable power plants, turning their wasted energy into sustainable computing resources.

Unique Interconnection Strategy

Behind-the-Meter Structure Allows Our Data Centers to Remain Flexible, Drawing Power from the Grid or Renewable Power Plant and Provide Ancillary Services. **Rapid Time to Interconnection**.



EXISTING RENEWABLE POWER PROJECT ASSETS
GRID OPERATOR TELEMETRY
PROJECT METER
HV
METER
MV
METER
ERCOT GRID
SUBSTATION
GENERATION ASSET
MDC METER
SOLUNA DATA CENTER PROJECT ASSETS
MV
METER
MV
MV
MV
BACKUP GENERATOR / RESILIENCY SOLUTION (AI/HPC)
MY SWITCHGEAR
2600 - 3000 kVA TRANSFORMER(S)
AI DATA CENTER CAMPUS
BTC DATA CENTER CAMPUS

How We Source Power for Our Data Centers


CURTAILED ENERGY
DC*
SUBTRACTIVE ENERGY
GRID ENERGY

Economic/Technical curtailment from negative LMP.

Energy that would have gone to grid without the load.

Energy that is sourced from the grid in excess of plant production.

* Soluna AI Data Center.

We have a massive pipeline of wasted renewable energy to power high performance computing.

2.6GW



Why Soluna, Why Now

We have
a proven behind-the-meter approach to source power, track record of execution, a business model that works.

2.6 GW
pipeline of wasted renewable energy to power our data centers.

18% greener
than traditional data centers, ready to drive sustainable AI.

Our (BTC) data center projects yield **robust returns** when compared to capital costs to develop them. (1)

We have
an experienced team with deep expertise in project development, energy markets, computing technologies, and project finance.

MaestroOS™
Our proprietary software platform. A force multiplier in making our business model work.

(1) qualitative assessment based on returns to date and construction costs for existing and in development projects as evidenced in previously published financials and project development press releases.

The Soluna Way

We tackle wasted energy through digital infrastructure. As we optimize the grid and serve our customers, we fuel our growth, funding further expansion to make renewable energy a superpower.


Source low-cost curtailed power from IPPs
Build, own, operate data centers
Attract hosting customers HPC, Bitcoin
Provide Ancillary Services to grid
Grow AUM & EBITDA over fixed costs
Grow pipeline

Soluna's solution for grid and data center decarbonization

As new data-heavy applications drive massive energy demand, most data centers rely on carbon-intensive grids to power these workloads. While RECs are widely used to offset emissions, they often fail to reflect real-time energy usage and carbon impact.

We take a different approach by co-locating data centers with renewable power sources, directly consuming curtailed wind energy—power that would otherwise go to waste.

Our current data centers achieve a fraction of the emissions of a typical ATC data center. This model enables real emissions reductions while supporting the growth of renewable energy.


-25%
-75%
Locational Marginal Emissions
Scope 2 Emissions
Benchmark
Soluna

Source: Soluna estimates and RESurety Analysis.

Soluna empowers renewable energy producers to inject renewable energy that would have otherwise been curtailed into the grid. This injection displaces output from dirtier resources, such as coal plants, resulting in a high carbon impact.

48M
$MTCO_2e$

=


= 50,000 cars

11M
passenger cars removed*

Data from our current data centers shows that 1GW of our AI data center projects would displace an estimated 47,829,600 metric tons of CO_2 emissions over their lifecycle.

* Reflects equivalence of emissions for one year. Source: RESurety analysis and US EPA data.

Business Segments

Diversified Revenue Streams

Soluna Digital

Soluna Cloud

Prop Bitcoin Mining

- **Soluna or JV owned Bitcoin mining machines**
- *Bitcoin sold daily*
- *Soluna provides Managed Infrastructure Services*

Grid Ancillary Services

- **Compensation to act as behind-the-meter flexible load for the grid**
- *Paid on $ / MWh basis by Utility or Grid Operator*

Hosting for Bitcoin Miners

- **Third-party machines hosted at Soluna Data Centers**
- *Soluna provides Managed Infrastructure Services*

High Performance Computing

- **Colocation and hosting services for companies that need AI-ready data centers.**
- *Soluna develops data centers with JV partners and provides Managed Infrastructure Services.*

We have a growing pipeline of projects

2GW+ long-term pipeline with large IPPs and infrastructure funds in the US and beyond

	PROJECTS	MW
Total Long-Term Pipeline	22	2,601
Total Curtailment Assessment Completed (YTD)	22	2,601
Active Term Sheet Negotiations	9	1,100
Shovel Ready, PPA, or Signed Term Sheets	5	623
Average Data Center Project Size		150
Total Power Partners	13	
Average Projects per Power Partner	2	
States	2	



STAGE	1 / Curtailment Assessment	2 / Term Sheet Signed	3 / PPA & Land Acquisition	4 / Engineering, Feasibility & Regulatory Studies	5 / ERCOT/ISO Planning Completed	6 / Shovel Ready	7 / Capital Formation & Customer Development	8 / In Construction	9 / Energized/COD
MW in Stage	1,963	220		187			166	50	75[(1)]

2,661 MW

(1) Current operating hosting and mining projects.

Our Data Center Projects

We have over 698 MW of data center capacity in operation, construction or development

Project	Location	Power Source	Size (MW)	Model	Status	Partner
Dorothy 1A	TX	Wind	25	BTC Hosting	Operating	Spring Lane
Dorothy 1B	TX	Wind	25	BTC Mining	Operating	Navitas
Sophie	KY	Grid	25	BTC Hosting	Operating	N/A
Dorothy 2	TX	Wind	48	BTC Hosting	Construction	Spring Lane
Grace	TX	Wind	2	AI Hosting	Development	TBD
Kati	TX	Wind	166	BTC Hosting / AI	Development	TBD
Rosa	TX	Wind	187	BTC Hosting / AI	Development	TBD
Hedy	TX	Wind	120	BTC Hosting / AI	Development	TBD
Ellen	TX	Wind	100	BTC Hosting / AI	Development	TBD



Meet the Soluna Leadership Team

150 years of combined experience in starting, managing, and leading companies



John Belizaire
Chief Executive Officer



Michael Toporek
Executive Chairman



John Tunison
Chief Financial Officer



Dipul Patel
Chief Technology Officer



Mary O'Reilly
Chief People Officer



Jessica Thomas
Chief Accounting Officer



Phillip Ng
VP, Corporate Development



Larbi Loudiyi
VP, Power



Dan Golding
Advisor



Ernest Popescu
Advisor

Soluna Organizational Structure

Soluna Holdings, Inc.
(Nasdaq: SLNH)

Soluna Energy, Inc.

The development platform that identifies and acquires co-located sites with renewables to construct data center assets.

Soluna Digital, Inc.

The Bitcoin Hosting business that builds and operates Bitcoin mines and leases space and is served power from Soluna Energy.

Soluna Cloud, Inc.

The AI business that builds and operates data centers to offer colocation and hosting services.

SOLUNA

WELCOME TO

RENEWABLE COMPUTING

Learn more at
solunacomputing.com

Connect With Us

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@SolunaHoldings

LinkedIn
Soluna Holdings

Newsletter
bit.ly/solunasubscribe

Appendix

Consolidated Balance Sheet

(1)Prior period results have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-25 that became effective October 13, 2023.

(Dollars in thousands, except per share)	March 31, 2025	December 31, 2024
Assets		
Current Assets:		
Cash	$ 9,161	$ 7,843
Restricted cash	2,227	1,150
Accounts receivable, net (allowance for expected credit losses of $244 at March 31, 2025 and December 31, 2024)	2,364	2,693
Prepaid expenses and other current assets	1,978	1,781
Equipment held for sale	28	28
Total Current Assets	15,758	13,495
Restricted cash, noncurrent	3,060	1,460
Other assets	1,124	2,724
Deposits and credits on equipment	4,932	5,145
Property, plant and equipment, net	49,585	47,283
Intangible assets, net	15,292	17,620
Operating lease right-of-use assets	298	313
Total Assets	$ 90,049	$ 88,040
Liabilities and Stockholders' Equity		
Current Liabilities:		
Accounts payable	$ 3,321	$ 2,840
Accrued liabilities	6,482	6,785
Accrued interest payable	2,674	2,275
Contract liability	19,348	20,015
Current portion of debt	13,848	14,444
Income tax payable	49	37
Customer deposits	1,776	1,416
Operating lease liability	62	61
Total Current Liabilities	47,560	47,873
Other liabilities	249	235
Long-term debt	10,190	7,061
Operating lease liability	236	252
Deferred tax liability, net	4,821	5,257
Total Liabilities	63,056	60,678

Consolidated Balance Sheet

(1)Prior period results have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-25 that became effective October 13, 2023.

(Dollars in thousands, except per share)	March 31, 2025	December 31, 2024
Commitments and Contingencies (Note 10)		
Stockholders' Equity:		
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, $25.00 liquidation preference; authorized 6,040,000; 4,953,545 shares issued and outstanding as of March 31, 2025 and December 31, 2024	5	5
Series B Preferred Stock, par value $0.0001 per share, authorized 187,500; 62,500 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, par value $0.001 per share, authorized 75,000,000;12,548,786 shares issued and 12,508,045 shares outstanding as of March 31, 2025 and 10,647,761 shares issued and 10,607,020 shares outstanding as of December 31, 2024	13	11
Additional paid-in capital	319,575	315,607
Accumulated deficit	(321,860)	(314,304)
Common stock in treasury, at cost, 40,741 shares at March 31, 2025 and December 31, 2024	(13,798)	(13,798)
Total Soluna Holdings, Inc. Stockholders' (Deficit) Equity	(16,065)	(12,479)
Non-Controlling Interest	43,058	39,841
Total Stockholders' Equity	26,993	27,362
Total Liabilities and Stockholders' Equity	$ 90,049	$ 88,040

Consolidated Statement of Operations

(1)Prior period results have been adjusted to reflect the Reverse Stock Split of the Common Stock at a ratio of 1-for-25 that became effective October 13, 2023.

(Dollars in thousands, except per share)	For the three months ended March 31, 2025	2024
Cryptocurrency mining revenue	$ 2,999	$ 6,396
Data hosting revenue	2,402	5,278
Demand response service revenue	507	875
High-performance computing service revenue	28	-
Total revenue	5,936	12,549
Operating costs:		
Cost of cryptocurrency mining revenue, exclusive of depreciation	1,954	1,841
Cost of data hosting revenue, exclusive of depreciation	1,327	2,251
Cost of high-performance computing services	7	-
Cost of cryptocurrency mining revenue- depreciation	1,074	1,087
Cost of data hosting revenue- depreciation	401	436
Total cost of revenue	4,763	5,615
Operating expenses:		
General and administrative expenses, exclusive of depreciation and amortization	5,946	3,994
Depreciation and amortization associated with general and administrative expenses	2,404	2,403
Total general and administrative expenses	8,350	6,397
Impairment on fixed assets	-	130
Operating (loss) income	(7,177)	407
Interest expense	(838)	(424)
Gain (loss) on debt extinguishment and revaluation, net	551	(3,097)
Loss on sale of fixed assets	-	(1)
Other (expense) income, net	(315)	23
Loss before income taxes	(7,779)	(3,092)
Income tax benefit, net	425	548
Net loss	(7,354)	(2,544)
(Less) Net income attributable to non-controlling interest, net	(202)	(2,710)
Net loss attributable to Soluna Holdings, Inc.	$ (7,556)	$ (5,254)
Basic and Diluted loss per common share:		
Basic & Diluted loss per share	$ (0.88)	$ (2.62)
Weighted average shares outstanding (Basic and Diluted)	11,939,983	2,807,555

Consolidated Statement of Cash Flows

(Dollars in thousands)	Three Months Ended March 31, 2025	2024
Operating Activities		
Net loss	$ (7,354)	$ (2,544)
Adjustments to reconcile net loss to net cash provided by (used in) by operating activities:		
Depreciation expense	1,506	1,554
Amortization expense	2,373	2,372
Stock-based compensation	1,847	661
Deferred income taxes	(437)	(548)
Impairment on fixed assets	-	130
Amortization of operating lease asset	15	61
(Gain) loss on debt extinguishment and revaluation, net	(551)	3,097
Amortization on deferred financing costs and discount on notes	153	7
SEPA fair value revaluation	118	-
Loss on sale of fixed assets	-	1
Changes in operating assets and liabilities:		
Accounts receivable	329	(1,480)
Prepaid expenses and other current assets	(197)	(138)
Other long-term assets	1,606	1
Accounts payable	481	430
Contract liability	(667)	-
Operating lease liabilities	(15)	(61)
Other liabilities and customer deposits	374	(192)
Accrued liabilities and interest payable	242	499
Net cash (used in) provided by operating activities	(177)	3,850
Investing Activities		
Purchases of property, plant, and equipment	(3,808)	(524)
Purchases of intangible assets	(45)	(38)
Proceeds from disposal on property, plant, and equipment	-	78
Deposits of equipment, net	213	(343)
Net cash used in investing activities	(3,640)	(827)
Financing Activities		
Proceeds from common stock warrant exercises	-	300
Proceeds from SEPA	2,005	-
Proceeds from notes	5,000	-
Payments on notes and deferred financing costs	(1,978)	(616)
Contributions from non-controlling interest	4,310	-
Distributions to non-controlling interest	(1,525)	(1,680)
Net cash provided by (used in) financing activities	7,812	(1,996)
Increase in cash & restricted cash	3,995	1,027
Cash & restricted cash – beginning of period	10,453	10,367
Cash & restricted cash – end of period	$ 14,448	$ 11,394
Supplemental Disclosure of Cash Flow Information		
Interest paid on NYDIG loans	-	115
Interest paid on Navitas loan	3	57
Interest paid on June and July SPA notes	282	-
Warrant consideration in relation to convertible notes and revaluation	-	4,333
Notes converted to common stock	-	1,023
Noncash deferred financing cost accrual	97	-
Noncash membership distribution accrual	949	1,069

Prior Year Comparison
Adjusted EBITDA

(Dollars in thousands)	Three months ended March 31, 2025	Three months ended March 31, 2024
Net loss from continuing operations	$ (7,354)	$ (2,544)
Interest expense	838	424
Income tax benefit	(425)	(548)
Depreciation and amortization	3,879	3,926
EBITDA	(3,062)	1,258
Adjustments: Non-cash items		
Stock-based compensation costs	1,847	661
Loss on sale of fixed assets	-	1
(Gain) loss on debt extinguishment and revaluation, net	(551)	3,097
Fair value adjustment on SEPA draws	118	-
Impairment on fixed assets	-	130
Adjusted EBITDA	$ (1,648)	$ 5,147

FY 2024-25 by Quarter Adjusted EBITDA

(Dollars in thousands)	Three months ended March 31, 2024	Three months ended June 30, 2024	Three months ended September 30, 2024	Three months ended December 31, 2024	Three months ended March 31, 2025
Net loss from continuing operations	$ (2,544)	$ (9,145)	$ (8,093)	$ (38,518)	$ (7,354)
Interest expense, net	424	449	821	833	838
Income tax benefit from continuing operations	(548)	(649)	(547)	(743)	(425)
Depreciation and amortization	3,926	3,909	3,916	3,889	3,879
EBITDA	1,258	(5,436)	(3,903)	(34,539)	(3,062)
Adjustments: Non-cash items					
Stock-based compensation costs	661	1,368	1,257	2,025	1,847
Loss on sale of fixed assets	1	21	-	9	-
Provision for credit losses	-	244	367	149	-
Convertible note inducement expense	-	-	-	388	-
Placement agent release expense	-	-	-	1,000	-
Loss on contract	-	-	-	28,593	-
Impairment on fixed assets	130	-	-	-	-
Fair value adjustment on SEPA draws	-	-	-	-	118
Loss (gain) on debt extinguishment and revaluation, net	3,097	5,600	(1,203)	(145)	(551)
Adjusted EBITDA	$ 5,147	$ 1,797	$ (3,482)	$ (2,520)	$ (1,648)